Exhibit 10.10

SECURITY AGREEMENT	DAIMLERCHRYSLER SERVICES
(ADVANCES)
NO.

Know all men by these presents (this “Security Agreement”), that NATIONAL RENTAL GROUP FINANCING INC., of 7700 France Avenue South, Minneapolis, Minnesota 55425, a Delaware corporation (herein called “Debtor”), has this date requested from DaimlerChrysler Services North America LLC (herein called “Secured Party”), for the purpose of financing in whole or in part the purchase price of the Financed Assets (defined below) described on Attachment A attached hereto and incorporated herein by reference as though fully set forth herein, the total amount of advance (hereinafter called the “Total Advance Amount”) set forth on Attachment A, and for the purpose of securing the payment of the Total Advance Amount, and for each and every other indebtedness or obligation now owing or hereafter owed by Debtor to Secured Party including, without limitation, Borrower’s Obligations, by these presents does grant unto Secured Party, its successors and assigns, a first priority security interest in and lien on all of Debtor’s right, title and interest in and to the properties, rights, interests and privileges described in parts (a)-(g), inclusive, of this paragraph, wherever located, and whether now or hereafter existing or now owned or hereafter acquired or arising: (a) the vehicles (including, without limitation, such vehicles as are on order but not yet delivered to Debtor), described on Attachment A and all substitutions, replacements, accessories, attachments and accessions of the foregoing (collectively “Financed Assets”); (b) the Master Motor Vehicle Lease and Servicing Agreement dated as of October 31, 2003 between Debtor, as lessor and Vanguard Car Rental USA Inc., a Delaware corporation, as lessee and as servicer, as the same may from time to time be amended, modified, supplemented, extended, renewed and/or restated (the “Master Lease”), and all leases, accounts, contract rights, tangible chattel paper, electronic chattel paper (including leases), instruments, documents, promissory notes and supporting obligations arising from the use, sale, lease, or other disposition of the Financed Assets, but in all cases excluding Daily Rental Contracts and all proceeds of Daily Rental Contracts; (c) all books; records, files, computer disks, software and commercial tort claims involving or relating to the Financed Assets; (d) all payment intangibles or other rights to receive payment, credits and other compensation (including, without limitation, all holdbacks, incentive payments, stock rebates, allowances and additional “factory credits”) from any manufacturer, distributor or supplier of the Financed Assets solely with respect to the Financed Assets or from any of their subsidiaries or affiliates solely with respect to the Financed Assets (other than Daily Rental Incentive Payments); (e) all payments and credits that Debtor may owe to Secured Party, and all of Debtor’s funds that may be in Secured Party’s possession or that Secured Party may retain, whether in the form of cash, collateral, reserve, contingency or escrow accounts, or otherwise; (f) all accounts, contract rights, franchise rights, manufacturer rebates and incentive payments (other than Daily Rental Incentive Payments), and general intangibles now or hereafter owned by or due to Debtor (excluding warranty claims) whether by, through or arising against a factory or distributor under any franchise currently or hereafter in effect, or any modification or replacement thereof, or however otherwise due to Debtor solely with respect to the Financed Assets and in all cases excluding Daily Rental Contracts and proceeds of Daily Rental Contracts; and (g) all products and proceeds of any or all of the foregoing, including without limitation, proceeds of proceeds, goods repossessed or received in trade, claims and tort recoveries, insurance proceeds, refunds of insurance premiums, proceeds derived from Debtor’s sale or assignment of chattel paper and all cash proceeds held in all deposit accounts in which proceeds may be deposited, but in all cases excluding Daily Rental Contracts and all proceeds of Daily Rental Contracts (all of which described in parts (a) through (g), inclusive, is collectively called the “Secured Property”). The Secured Property shall not include (i) any Daily Rental Contracts, (ii) any products or proceeds of any Daily Rental Contracts, or (iii) any Daily Rental Incentive Payments from any manufacturer, distributor, or supplier of the Financed Assets or from any of their subsidiaries or affiliates. The definitions of the types of Secured Property described in this paragraph are intended to change and expand as the definitions and descriptions of such types of Secured Property that are set forth in the Code change or expand. The Total Advance Amount is being used to purchase the Property, thereby creating a purchase money priority security interest in the Secured Property. Such purchase money priority security interest in the Secured Property also secures all other loans, advances, indebtedness and other types of obligations of Debtor to or in favor of Secured Party, whether under the Financing Agreement or otherwise, and whether used to purchase the Secured Property, other collateral for such debt and obligations or used for purposes unrelated to the purchase of the Secured Property or any such other collateral (the Total Advance Amount and all such other loans, advances, indebtedness and other obligations including, but not limited to, Borrower’s Obligations being called herein the “Secured Obligations”).

Secured Party, its successors and assigns shall have and hold the same unto itself, its successors and assigns forever, provided that if Debtor shall fully pay unto Secured Party, its successors and assigns, at the office of Secured Party set forth herein or at such other place as Secured Party shall designate, the total of all of the Secured Obligations in accordance with the terms of that certain Financing Agreement by and among Secured Party and Debtor dated as of the date hereof (the “Financing Agreement”) and of the terms and conditions set forth herein, and if Secured Party shall have no remaining obligation to extend any additional Advances to Debtor, then this Security Agreement shall be extinguished, and, provided, further, that upon payment in full to Secured Party, its successors and assigns, at the office of Secured Party set forth herein or at such other place as Secured Party shall designate, of the Total Advance Amount made with respect to any Eligible Vehicle in accordance with the term of the Financing Agreement and of the terms and conditions set forth herein, then such Eligible Vehicle and all Secured Property related solely to such Eligible Vehicle shall be released from this Security Agreement, otherwise to remain in full force and effect.

TERMS AND CONDITIONS

1.             This Security Agreement is one of several Security Agreements that is being executed pursuant to the terms of the Financing Agreement. This Security Agreement (Advance) is executed and delivered pursuant to the Financing Agreement in order to more particularly identify certain of the Collateral which the Debtor has assigned and granted, or does hereby assign and grant, a security interest in and to Secured Party, and to confirm the assignment under, and security interest created by, the Financing Agreement and the Security Agreement dated October      , 2003 with respect to such Collateral. All capitalized terms used in this Security Agreement and not otherwise expressly defined herein shall have the same meanings as are set forth in the Financing Agreement. All of the Secured Property also constitutes Collateral under the Financing Agreement. All of the covenants, agreements, obligations, representations and warranties of the Debtor as the “Borrower” under the Financing Agreement (including, without limitation, covenants regarding the insuring of, and the perfection of Secured Party’s security interests in, the Secured Property and indemnities), and all of the rights and remedies of Secured Party under the Financing Agreement, are incorporated into this Security Agreement by express reference as if fully set forth herein. Among other things, the purpose of this Security Agreement is to supplement the Financing Agreement to: (i) specifically identify the Secured Property; and (ii) provide supplemental covenants, agreements, obligations, representations, warranties, rights and remedies with respect to the Secured Property. This Security Agreement does not in any way limit or impair the covenants, agreements, obligations, representations, warranties, rights and remedies, with respect to the Collateral (including the Secured Property) or otherwise, that are contained in the Financing Agreement.

2.             Debtor warrants and agrees that Debtor is the lawful owner of, and/or has the power to transfer, the Secured Property and that the Secured Property is free of all liens, taxes and encumbrances (except as stated in the Financing Agreement) and that Debtor will keep same free of all liens, taxes and encumbrances; that a certificate of title to the Property showing a first priority lien for the benefit of the Secured Party hereof has been, or forthwith will be applied for in accordance with the Financing Agreement and that Debtor has registered each Eligible Vehicle in its name as owner or, with respect to Refinanced Eligible Vehicles, the registered owner of each is either National Car Rental Financing Limited Partnership or Alamo Financing L.P. and the only lienholder is Citibank N.A. as agent.

3.             Debtor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Debtor’s exact legal name is “National Rental Group Financing Inc.” Debtor has not during the past five (5) years conducted business under any name other than the name “National Rental Group Financing Inc.” Debtor will not change its type of organization, its jurisdiction of organization, its name or its organizational identification number unless (i) Debtor gives Secured Party at least thirty (30) days prior written notice of the same, (ii) such change is permitted pursuant to the terms of the Financing Agreement and the other Transaction Documents and (iii) prior to making any such change, Debtor executes (if necessary) and/or obtains and delivers to Secured Party any and all additional financing statements and/or amendments thereto and/or other agreements, documents or notices as may be required by Secured Party.

4.             Debtor’s chief executive office and the location of the only office where it keeps its books and records respecting the Collateral is that given at the beginning of this Agreement.

5.             Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any UCC jurisdiction initial financing statements,  amendments and/or continuations thereto which, among other information,  may contain any information required by Article 9 of the UCC of the applicable jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Debtor is an organization, the type of organization and any organization identification number issued to Debtor. Debtor agrees to furnish any such information to Secured Party promptly upon request. Debtor also ratifies its authorization for Secured Party to have filed in any UCC jurisdiction any like initial financing statements or amendments thereto if filed prior to the date of this Agreement.

6.             Debtor further collaterally assigns to, agrees to hold in trust for and to pay promptly unto Secured Party,  its successors and assigns at the time received by Debtor (1) any and all proceeds of the Collateral by whomsoever procured (other than proceeds derived from Daily Rental Contracts) and (2) any and all proceeds of the sale or any other disposition of the Secured Property. Such proceeds shall be credited to the Loan as provided in the Financing Agreement.

7.             The occurrence of any of the following events or conditions shall constitute an “Event of Default” under this Security Agreement: (a) Debtor shall fail to perform or observe any of the terms, provisions, covenants or agreements contained in Sections 3 or 6 of this Security Agreement; (b) Debtor shall fail to perform or observe any of the other terms, provisions, covenants or agreements contained in this Security Agreement and any such failure shall remain unremedied for thirty (30) days after the earlier of (i) written notice of default is given to Debtor by Secured Party or (ii) any officer of Debtor obtains knowledge of such default; or (c) any “Event of Default” (as defined therein) shall occur under or within the meaning of the Financing Agreement or any Transaction Document which is not cured or waived within the applicable cure or grace period.

8.             Upon the occurrence of an Event of Default, in addition to and without limitation of the rights and remedies of Secured Party that arise with respect to the Secured Obligations and the Secured Property under the Financing Agreement and any other Transaction Documents: (a) Secured Party shall have the right at its election to declare the unpaid principal balance of any and all Secured Obligations immediately due and payable including all accrued interest with respect thereto; (b) Secured Party, its agents or representatives may without notice or demand, enter upon the premises where the Secured Property may be located, and hold same temporarily without liability on the part of the Secured Party; (c) Secured Party may, after retaining possession of the Secured Property, as and if required by law, sell same at public or private sale (at which Secured Party may purchase the same), or dispose of the same, or otherwise, in such manner and upon such terms as shall appear to Secured Party to be reasonable commercially without demand for performance, with such notice to Debtor, if any, as may be required by law, with or without having the Secured Property at the place of sale or other disposition and (d) Secured Party may collect and enforce, against the Account Debtors under, obligors under, makers of or other counterparties to any Secured Property (other than any party to Daily Rental Contracts), all Secured Property (including Leases) that is comprised of accounts, chattel paper (including electronic chattel paper), instruments, promissory notes, supporting Secured Obligations, documents, general intangibles,  payment intangibles and the proceeds thereof (other than with respect to Daily Rental Contracts). With respect to any sale of the Secured Property by Secured Party under this paragraph: (i) Secured Party has no obligation to clean-up or otherwise prepare any of the Secured Property for sale; (ii) upon demand, Debtor will assemble the Secured Property and make it available to Secured Party at a location designated by Secured Party which shall be reasonably convenient to Secured Party and Debtor; (iii) Secured Party may, in any such sale, specifically disclaim any warranties of title or fitness or any other warranties that are legally waivable; (iv) Secured Party may comply with any applicable state or federal  law requirements in connection with the Secured Property, and the disposition thereof, and such compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Secured Property; (v) Debtor agrees that ten (10) days prior written notice of any sale of the Secured Property shall be deemed to be reasonable notice of such sale, whether such sale is public, private or a strict foreclosure; and (vi) if Secured Party sells any of the Secured Property upon credit (A) the Secured Obligations will be credited only with payments actually made by the purchaser of the Secured Property that are received by Secured Party and applied to the indebtedness of the purchaser to Secured Party in connection with the sale of the Secured Property and (B) in the event the purchaser fails to pay for the Secured Property, Secured Party may resell the Secured Property and no portion of the unpaid sales price to purchaser will be credited against the Secured Obligations. Debtor waives any right it may have to require Secured Party to pursue any third party for the Secured Obligations. The proceeds of any such sale or disposition shall be applied first to the actual and reasonable cost of such sale, next to the actual and reasonable cost of retaking and storage of the Secured Property and then to the satisfaction of all interest on and the unpaid balance of all of the Secured Obligations. If the proceeds of the sale mentioned above are not sufficient to defray the expenses thereof, the actual and reasonable expenses of retaking, storing and disposing the Secured Property, including reasonable attorney fees, as may be permitted by law, and to satisfy all amounts due, by acceleration or otherwise, the Debtor or any Person who has succeeded to the Secured Obligations of the Debtor shall pay and the Secured Party may recover the deficiency with interest at the Default Rate then in effect, or the highest lawful contract rate, whichever is less. Such repossession and sale shall not affect Secured Party’s right, hereby confirmed, to retain all payments made prior thereto by Debtor. Each remedy provided to Secured Party shall be cumulative and shall be in addition to every other remedy given hereunder under any other Transaction Document or provided by law. Debtor shall reimburse Secured Party for all costs and expenses and other amounts in accordance with the Financing Agreement.

9.             No warranties, express or implied, and no representations, promises or statements have been made by Secured Party unless contained in the Transaction Documents. No modification of any of the terms and conditions hereof shall be valid in any event and Debtor expressly waives the right to rely thereon unless made in writing duly executed by the Secured Party.

10.           Except as otherwise provided in paragraph 8 hereof and the Financing Agreement, Secured Party and the Debtor shall have the respective rights and duties with respect to the Secured Property that are provided for under the Code.

11.           This Security Agreement is governed by the laws of the State of New York without reference to conflict of law principles.

Executed this 12th day of Dec , 2003.

NATIONAL RENTAL GROUP FINANCING INC.
(“Debtor”)

By:	/s/ Mary L. Brady

Printed Name:	Mary L. Brady

Title:	Vice President

Address:	7700 France Avenue South
Minneapolis, Minnesota 55425

Attn:
Facsimile No.:

Accepted this 17 day of Dec , 2003

DAIMLERCHRYSLER SERVICES NORTH AMERICA, LLC
(“Secured Party”)

By:	/s/ R.W. DeJarnett
Printed Name:	R.W. DeJarnett
Title:	Manager, Fleet Financing

Address:	27777 Inkster Road
Farmington Hills, Ml 48334-5326
Attn: Manager, Fleet Financing
Facsimile No. 248-427-6540

ATTACHMENT A

The information on those certain motor vehicles identified herein below in the sections titled “Model Year”, “Vehicle Identification Number”, “Title State” are made a part of that certain Security Agreement dated                         between Debtor and Secured Party under the Financing Agreement. The remainder of the information contained hereinbelow is for informational purposes only and is not part of any agreement between the parties identified above.

Selling Dealer Number

					Amount					Gross
	Model	Vehicle Identification	Title	Adjusted	of	Amount of	Term	Amort	1st Pmt	Payoff
Count Stock #	Year	Number	State	Purchase Price	Downpayment	Advance	(Mos)	Amount	Date	Amount

[Information on File with Lender]

Totals:

NATIONAL RENTAL GROUP FINANCING, INC.

By:

Its:

Date: